UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2024

Fresh2 Group Limited
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-39137	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

880 Third Ave, Floor 7 NEW YORK, United States	NY 10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 917-397-6890

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American depositary shares (each representing 20 Class A ordinary shares, par value US$0.01 per share)	FRES	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 22, 2024, the board of directors of Fresh2 Group Limited (the “Company”) approved a change in the ratio of its American depositary shares (“ADSs”) to its Class A ordinary shares from one (1) ADS representing twenty (20) Class A ordinary shares to one (1) ADS representing two hundred (200) Class A ordinary shares (the “ADS Ratio Change”). The ADS Ratio Change is expected to become effective on or about July 10, 2024 (the “Effective Date”).

For the Company’s ADS holders, the ADS Ratio Change will have the same effect as a one-for-ten reverse ADS split. The Company’s Class A ordinary shares will remain unchanged. On the Effective Date, registered holders of the Company’s ADSs in certificated form must surrender their certificated ADSs to Citibank, N.A., the depositary bank (the “Depositary”), for cancellation. In exchange, they will receive one (1) new ADS in exchange for every ten (10) existing ADSs surrendered. Holders of uncertificated ADSs in the Direct Registration System (DRS) and The Depository Trust Company (DTC) will have their ADSs automatically exchanged and need not take any action. The exchange of every ten (10) then-held (existing) ADSs for one (1) new ADS will occur automatically on the Effective Date, with the existing ADSs being cancelled and new ADSs being issued by the Depositary. The Company’s ADSs will continue to trade on The Nasdaq Capital Market under the ticker symbol “FRES.”

No fractional new ADSs will be issued in connection with the ADS Ratio Change. Instead, fractional entitlements to new ADSs will be aggregated and sold by the Depositary. The net cash proceeds from the sale of the fractional ADS entitlements (after deduction of fees, taxes and expenses) will be distributed to the applicable ADS holders by the Depositary.

As a result of the ADS Ratio Change, the ADS price is expected to increase proportionally. However, the Company cannot assure that the ADS price after the ADS Ratio Change will be equal to or greater than twenty times the ADS price before the change.

On June 24, 2024, the Company issued a press release announcing the effectiveness of the ADS Ratio Change. A copy of this press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No	Document
99.1	Press release dated June 24, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2024	Fresh2 Group Limited

	By:	/s/ Haohan Xu
	Name:	Haohan Xu
	Title:	Chief Executive Officer

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